Exhibit 10.2

EXECUTION COPY

ENERSYS

3.375% Convertible Senior Notes Due 2038

UNDERWRITING AGREEMENT

May 21, 2008

May 21, 2008

Goldman, Sachs & Co.,

Banc of America Securities LLC

As representatives of the several Underwriters

named in Schedule I hereto,

c/o Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

and

c/o Banc of America Securities LLC

9 West 57th Street

New York, New York 10019

Dear Sirs and Mesdames:

EnerSys, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I hereto (the “Underwriters”), for which you are acting as representatives (the “Representatives”), an aggregate of $150,000,000 principal amount of its 3.375% Convertible Senior Notes due 2038 (the “Firm Securities”) convertible into shares of common stock of the Company, par value $0.01 per share (the “Stock”) and at the election of the Underwriters, up to an aggregate of $22,500,000 additional principal amount of 3.375% Convertible Senior Notes due 2038 (the “Optional Securities”) (the Firm Securities and the Optional Securities that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Securities”).

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) has been filed on Form S-3 (File No. 333-151000) in respect of the Securities not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective upon filing (the “Effective Date”); and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined below) together with the information set forth on Schedule IV and any Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations, is hereinafter called the “Pricing Disclosure Package”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Disclosure Package, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”); “Applicable Time” means 8:15 p.m. (New York City time) on May 21, 2008.

(b) The Company is not an ineligible issuer as defined under the Securities Act, in each case at the times specified in Rules 164, 405 and 433 of the Rules and Regulations in connection with the offering of the Securities.

(c) (i) The Registration Statement as of the Effective Date did not contain, and any post-effective amendment thereto at the time it becomes effective will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, as of the Effective Date, complied and any post-effective amendment thereto at the time it becomes effective will comply, each Preliminary Prospectus complied and the Prospectus complies and, as amended or supplemented, if applicable, will comply in all material respects when filed with the Commission pursuant to Rule 424(b) and on the Closing Date with the Securities Act and the Rules and Regulations and (iii) the Prospectus, as of its date and the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to the Underwriters furnished to the Company in writing by the Underwriters expressly for use therein.

(d) The documents incorporated by reference in any Preliminary Prospectus or the Prospectus (i) conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder and (ii) did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for inclusion therein.

(f) Each Preliminary Prospectus did not, as of its date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that no representation or warranty is made as to information contained in or omitted from such Preliminary Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for inclusion therein.

(g) Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), does not conflict with the information contained in the most recent Preliminary Prospectus or the Prospectus and when considered together with the Pricing Disclosure Package as of the Applicable Time, and the price of the Securities and disclosures directly relating thereto included on the cover page of the Prospectus, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not made any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriters. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

(i) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in each of the Pricing Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(j) Each significant subsidiary of the Company within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act (each a “Significant Subsidiary”, collectively the “Significant Subsidiaries”) has been duly incorporated or formed, is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate or other power and authority to own its property and to conduct its business as described in each of the Pricing Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each Significant Subsidiary of the Company that is a corporation have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or adverse claims, except in the case of shares pledged pursuant to that certain Credit Agreement dated March 17, 2004, among the Company, EnerSys Capital Inc., various lending institutions party thereto, Bank of America, N.A., Morgan Stanley Senior Funding, Inc. and Lehman Commercial Paper Inc., as amended (the “Credit Agreement”); all of the issued limited liability company interests of each Significant Subsidiary of the Company that is a limited liability company have been duly and validly authorized and issued and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or adverse claims, except in the case of limited liability company interests pledged pursuant to the Credit Agreement; all of the issued limited partnership interests of each Significant Subsidiary of the Company that is a limited partnership have been duly and validly authorized and issued and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or adverse claims, except in the case of limited partnership interests pledged pursuant to the Credit Agreement.

(k) This Agreement has been duly authorized, executed and delivered by the Company.

(l) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Pricing Disclosure Package and the Prospectus.

(m) The shares of Common Stock outstanding prior to the sale of the Securities have been duly authorized and are validly issued, fully paid and non-assessable.

(n) The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles and entitled to the benefits provided by the indenture dated as of May 28, 2008 (the “Indenture”) between the Company and The Bank of New York, as trustee (the “Trustee”), under which they are to be issued, which is substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, when executed and delivered by the Company and the Trustee, will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities and the Indenture will conform to the descriptions thereof in the Pricing Disclosure Package and the Prospectus.

(o) Upon the issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible into cash, shares of Stock or a combination thereof in accordance with the terms of the Securities; the Stock reserved for issuance upon conversion of the Securities has been duly authorized and reserved and, when and if issued upon conversion of the Securities in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and non-assessable, and the issuance of such Stock will not be subject to any preemptive or similar rights.

(p) The issue and sale of the Securities, the execution and delivery by the Company of, and the performance by the Company of its obligations under the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated, will not contravene any provision of (i) applicable law, (ii) the certificate of incorporation or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary except, in the case of the foregoing clauses (i), (iii) or (iv), where such contravention would not, singly or in the aggregate, have a material adverse effect on the

Company and its subsidiaries, taken as a whole, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required to be obtained by the Company for the performance by the Company of its obligations under this Agreement, the Securities or the Indenture, except as may have been obtained under the Securities Act or as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

(q) There has not occurred any material adverse change, or any development that would reasonably be expected to result in a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in each of the Pricing Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(r) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(s) The Company is not, and after giving effect to the offering and sale of the Securities described in the Pricing Disclosure Package and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(t) Except as described in the Pricing Disclosure Package and the Prospectus, the Company and its Significant Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(u) Except as described in the Pricing Disclosure Package and the Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(v) Except as described in the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.

(w) Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business, that in either case is required to be disclosed in the Pricing Disclosure Package or the Prospectus; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except with respect to each of the foregoing clauses (i), (ii), and (iii) as described in the Pricing Disclosure Package and the Prospectus.

(x) The Company and its Significant Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Disclosure Package or which would not, singly or in the aggregate, reasonably be expected to result in a material adverse effect on the Company and its subsidiaries, taken as a whole; and any real property and buildings held under lease by the Company and its subsidiaries which are material to the business of the Company and its subsidiaries taken as a whole are held by them under valid, subsisting and enforceable leases with such exceptions as would not, singly or in the aggregate, reasonably be expected to result in a material adverse effect on the Company and its subsidiaries, taken as a whole, except in each case as described in the Pricing Disclosure Package and the Prospectus.

(y) Except as described in the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except where the failure to own or possess, or the ability to acquire on reasonable terms, any of the foregoing would not, singly or in the aggregate, reasonably be expected to result in a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, would reasonably be expected to result in a material adverse effect on the Company and its subsidiaries, taken as a whole.

(z) No material labor dispute with the employees of the Company or any of its Significant Subsidiaries exists, except as described in the Pricing Disclosure Package and the Prospectus, or, to the knowledge of the Company, is imminent.

(aa) The Company and each of its Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as in management’s judgment are prudent; neither the Company nor any of its Significant Subsidiaries has been refused any insurance coverage sought or applied for, except such refusals of coverage relating to directors and officers liability insurance; and neither the Company nor any of its Significant Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Pricing Disclosure Package and the Prospectus and except for such non-renewals of coverage or inability to obtain similar coverage from similar insurers relating to directors and officers liability insurance.

(bb) The Company and its Significant Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities that are necessary to conduct their respective businesses in all material respects, and neither the Company nor any of its Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Pricing Disclosure Package and the Prospectus.

(cc) The Company and its Significant Subsidiaries maintain a consolidated system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(dd) Except as described in the Pricing Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), the Company has not sold, issued or distributed any Securities, or any securities of the same class or a similar class as the Securities, other than the Securities offered or sold to the Underwriters hereunder, or shares of Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ee) The Company and its Significant Subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed, or have duly requested extensions thereof, and have paid all taxes required to be paid by them, any other assessment, fine or penalty levied against them, except in each case in which the failure to so file or pay would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ff) The financial statements incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included or incorporated by reference in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data incorporated by reference in the Pricing Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference in the Registration Statement.

(gg) The Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Underwriters have consented in accordance with Section 1(g) and or 7(a)(vii).

(hh) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(ii) Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Significant Subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(jj) The operations of the Company and its Significant Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened, except as would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the Company and its subsidiaries taken as a whole.

(kk) To the best of the Company’s knowledge, none of the Company, any of its Significant Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ll) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act.

2. Agreements to Sell and Purchase. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule III hereto, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto, and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the same purchase price set forth in clause (a) of this Section 2, that portion of the aggregate principal amount of the Optional Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractions of $1,000), determined by multiplying such aggregate principal amount of Optional Securities by a fraction, the numerator of which is the maximum aggregate principal amount of Optional Securities that such Underwriters is entitled to purchase as set forth opposite the name of such Underwriters in Schedule I hereto and the denominator of which is the maximum aggregate principal amount of Optional Securities that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to $22,500,000 aggregate principal amount of Optional Securities, at the purchase price set forth in clause (a) of the first paragraph of this Section 2 for the sole purpose of covering sales of Securities in excess of the aggregate principal amount of Firm Securities. Any such election to purchase Optional Securities may only be exercised once, must settle within 12 calendar days after the First Closing Date and must be exercised by written notice from the Representatives to the Company setting forth the aggregate principal amount of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by the Representatives which shall in no event be earlier than the First Closing Date (as defined in Section 5 hereof).

The Company hereby agrees that, without the prior written consent of the Underwriters, it will not, during the period ending 75 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any securities of the Company that are substantially similar to the Securities or the Stock or any securities convertible into or exercisable or exchangeable for, or that represent the right to receive, Securities or Stock; (ii) file any registration statement with the Commission relating to the offering of any securities of the Company that are substantially similar to the Securities or the Stock or any securities convertible into or exercisable or exchangeable for, or that represent the right to receive, Securities or Stock; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities or the Stock, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of Securities, Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the issuance by the Company of shares of

Stock, any option to purchase shares of Stock or any securities convertible into or exercisable or exchangeable for Stock to directors, officers and employees of the Company and its subsidiaries pursuant to bonus, option, incentive, employee stock purchase or other compensatory plans of the Company existing on the date hereof that are described in the Pricing Disclosure Package or filed as an exhibit to the Registration Statement.

3. Terms of Public Offering. The Company has been advised by you that the Underwriters propose to make a public offering of the Firm Securities as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Firm Securities are to be offered to the public, in one or more transactions, (i) at a fixed price or prices, which may be changed; (ii) at market prices prevailing at the Applicable Time; (iii) at prices related to prevailing market prices; or (iv) at negotiated prices, as the case may be (the “Public Offering Price”).

The Company hereby confirms its engagement of Goldman, Sachs & Co. as, and Goldman, Sachs & Co. hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter” within the meaning of Rule 2720(b)(15) of the Financial Industry Regulatory Authority “FINRA” (formerly known as National Association of Securities Dealers, Inc. “NASD”) with respect to the offering and sale of the Securities. Goldman, Sachs & Co., in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “QIU”. As compensation for the services of the QIU hereunder, the Company agrees to pay the QIU $2,000 on the First Closing Date.

4. Payment and Delivery. The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to the Representatives, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer to the Company in Federal (same day) funds, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. The Company will cause the certificates representing the Securities to be made available to the Representatives for checking at least twenty-four hours prior to the Closing Date (as defined below) at the office of Davis Polk & Wardwell, 450 Lexington Ave., New York, New York 10017 (the “Closing Location”). The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m., New York City time, on May 28, 2008 or such other time and date as the Representatives and the Company may agree upon in writing, and with respect to the Optional Securities, 9:30 a.m. New York City time, on the date specified by you in the written notice given by you of the Underwriters’ election to purchase such Optional Securities, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities are herein called the “First Closing Date”, such time and date for delivery of the Optional Securities, if not the First Closing Date, are herein called the “Second Closing Date”, and each such time and date for delivery are herein called a “Closing Date”.

The Securities shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The Securities shall be delivered to you on the Closing Date for the account of the Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, against payment of the Purchase Price therefor.

5. Conditions to the Underwriters’s Obligations. The obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii) there shall not have occurred any change, or any development that would reasonably be expected to result in a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the most recent Preliminary Prospectus and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the most recent Preliminary Prospectus and the Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion, a tax opinion and a negative assurance letter of Skadden, Arps, Slate, Meagher, & Flom LLP, special counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Exhibits B, C and D.

(d) The Underwriters shall have received on the Closing Date an opinion of Joseph G. Lewis, assistant general counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Exhibit E.

The opinions of Skadden, Arps, Slate, Meagher, & Flom LLP and Joseph G. Lewis described in Sections 5(c) and 5(d), respectively, above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(e) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Pricing Disclosure Package, the Prospectus and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) The Underwriters shall have received, on the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also on each Closing Date, a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained and incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus; provided that such letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and executive officers and directors of the Company relating to sales and certain other dispositions of Securities and Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(h) The Company shall have furnished to you, at the Applicable Time and at each Closing Date, a certificate dated as of such date and signed by the chief financial officer of the Company, to the effect set forth in Exhibit G.

6. Covenants of the Company. (a) In further consideration of the agreements of the Underwriters herein contained, the Company covenants with the Underwriters as follows:

(i) To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Securities Act within the time periods specified by Rule 424(b) (without reliance on Rule 424(b)(8));

(ii) To prepare a final term sheet, in a form attached as Schedule III hereto and approved by the Underwriters, and to file such term sheet under the Securities Act as soon as possible after the Commission’s Electronic Data Gathering, Analysis and Retrieval system (EDGAR) begins accepting filings on the date immediately after the date of this Agreement;

(iii) To file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities;

(iv) To advise the Underwriters, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(v) To furnish to you, without charge, five (5) signed copies of the Registration Statement (including exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(a)(vii) below, as many copies of the most recent Preliminary Prospectus, the Prospectus, each Issuer Free Writing Prospectus, any document incorporated by reference in any Preliminary Prospectus or the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request;

(vi) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule;

(vii) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters, the Prospectus is required by law to be delivered in connection with sales by the Underwriters or any dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company shall promptly notify the Underwriters and prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law;

(viii) Not to make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriters;

(ix) To retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Underwriters and, upon its request, to file such document and to prepare and furnish without charge to the Underwriters as many copies as the Underwriters may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(x) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request;

(xi) As soon as practicable after the Effective Date and in any event not later than 16 months after the date hereof, to make generally available to the Company’s security holders and to you an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and the Rules and Regulations;

(xii) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (A) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (B) all costs and expenses related to the transfer and delivery of the Securities by the Company to the Underwriters, including any transfer or other taxes payable thereon, (C) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities or the Stock for offer and sale under state securities laws as provided in Section 6(a)(x) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (D) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (E) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (F) the document production charges and expenses, if any, associated with printing this Agreement, and (G) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 6(a)(xii)(C), Section 7 entitled “Indemnity and Contribution”, and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of its counsel, stock transfer taxes payable on resale of any of the Securities by it and any advertising expenses connected with any offers it may make;

(xiii) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Prospectus under the caption “Use of Proceeds”;

(xiv) To reserve and keep available at all times, free of preemptive rights, shares of Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of its Stock upon conversion of the Securities;

(xv) To use its best efforts to list, subject to notice of issuance, the shares of Stock issuable upon conversion of the Securities on the New York Stock Exchange; and

(xvi) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

(b) The Underwriters agree that, without the prior consent of the Company and Goldman, Sachs & Co., other than with respect to one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities and complying with Rule 134 under the Securities Act, they shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by the Underwriters without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 6(b), shall not be deemed to include information prepared by the Underwriters on the basis of or derived from issuer information.

7. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls each Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of each Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement or any amendment thereof, any Preliminary Prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), (ii) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (iii) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by the Underwriters, or (iv) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus ( a “Non-Prospectus Road Show”) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by the Underwriters through you expressly for use therein, which information consists solely of the statements regarding delivery of Securities by the Underwriters set forth on the cover page of, the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” and the forth sentence of the third from the last paragraph under the caption “Underwriting” (which sentence identifies Goldman, Sachs & Co. as QIU), in each case in the most recent Preliminary Prospectus and the Prospectus.

(b) Each Underwriter agrees to indemnify and hold harmless the Company, its directors, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Underwriters, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter though the Representatives expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendments or supplements thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a), or 7(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such reasonable fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Underwriters, in the case of parties indemnified pursuant to Section 7(a) and by the Company in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in Schedule III hereto, bear to the aggregate Public Offering Price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriters, any person controlling the Underwriters or any affiliate of the Underwriters or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

8. QIU Indemnity.

(a) The Company will indemnify and hold harmless Goldman, Sachs & Co., in its capacity as QIU, against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any act or omission to act or any alleged act or omission to act by Goldman, Sachs & Co. as QIU in connection with any transaction contemplated by this Agreement or undertaken in preparing for the purchase, sale and delivery of the Securities, except as to this clause (iii) to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of Goldman, Sachs & Co. in performing the services as QIU, and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such action or claim as such expenses are incurred.

(b) Promptly after receipt by the QIU under subsection (a) above of notice of the commencement of any action, the QIU shall, if a claim in respect thereof is to be made against the Company under such subsection, notify the Company in writing of the commencement thereof; but the omission so to notify the Company shall not relieve it from any liability which it may have to the QIU otherwise than under such subsection. In case any such action shall be brought against the QIU and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to the QIU (who shall not, except with the consent of the QIU, be counsel to the Company), and, after notice from the indemnifying party to the QIU of its election so to assume the defense thereof, the indemnifying party shall not be liable to the QIU under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the QIU, in connection with the defense thereof other than reasonable costs of investigation. The Company shall not, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the QIU is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the QIU from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of QIU.

(c) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless Goldman, Sachs & Co., in its capacity as QIU, under subsection (a) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the Company shall contribute to the amount paid or payable by the QIU as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the QIU on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the QIU failed to give the notice required under subsection (b) above, then the Company shall contribute to such amount paid or payable by the QIU in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the QIU on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the QIU on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, bear to the fee payable to the QIU pursuant to Section 3 hereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the QIU on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the QIU agree that it would not be just and equitable if contributions pursuant to this subsection (c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (c). The amount paid or payable by the QIU as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(d) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the QIU within the meaning of the Securities Act.

9. Termination. The Underwriters may terminate this Agreement by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or The NASDAQ Stock Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus.

10. Defaulting Underwriter.

(a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at a Closing Date, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that they have so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Securities to be purchased at such Closing Date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Securities which such Underwriter agreed to purchase hereunder at such Closing Date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Securities to be purchased at such Closing Date, or if the Company shall not exercise the right described in subsection (b) above to require non defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Closing Date, the obligations of the Underwriters to purchase and of the Company to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason (other than a termination of this Agreement by the Underwriters pursuant to Section 9(i), (iii), (iv) or (v) hereof) the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder.

12. No Fiduciary Duty. The Company acknowledges and agree that in connection with this offering, sale of the Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists with respect to this Offering; (ii) the Underwriters are not acting as an advisor, expert or otherwise, to the Company, including without limitation, with respect to the determination of the public offering price of the Securities, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

13. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to you as the Representatives in care of Goldman, Sachs & Co., 85 Broad Street, 20th Floor, New York, New York 10004, Attention: Registration Department and in care of Banc of America Securities LLC, 9 West 57th Street, New York, New York 10019; and

(b) if to the Company, shall be delivered or sent by mail or facsimile transmission to 2366 Bernville Road, Reading, PA 19605, Attention: Richard W. Zuidema (Fax: 610-208-1807).

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

15. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

16. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Very truly yours,

EnerSys

By:	/s/ Michael T. Philion
Michael T. Philion
Executive Vice President—Finance and Chief Financial Officer

Accepted as of the date hereof

/s/ Goldman, Sachs & Co.
(GOLDMAN, SACHS & CO.)

Banc of America Securities LLC

By:	/s/ Thomas M. Morrison
Name:	Thomas M. Morrison
Title:	Managing Director

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Principal Amount of Firm Securities to be Purchased	Total Principal Amount of Optional Securities to be Purchased if Maximum Option Exercised
Goldman, Sachs & Co.	$60,000,000	$9,000,000
Banc of America Securities LLC	$53,100,000	$7,965,000
Wachovia Capital Markets, LLC	$33,600,000	$5,040,000
PNC Capital Markets LLC	$3,300,000	$495,000

Total:	$150,000,000	$22,500,000

I-1

SCHEDULE II

List of Company Subsidiaries

EnerSys Capital Inc.

EnerSys European Holding Co.

EnerSys Cayman L.P.

EnerSys Holdings (Luxembourg) Sarl

EnerSys Delaware Inc.

EnerSys SARL

EnerSys Del. LLC I

EnerSys Ltd.

EnerSys Holdings UK Ltd.

Hawker GmbH

EnerSys Energy Products Inc.

EnerSys S.R.L.

EnerSys Cayman Euro L.P. (Cayman 2)

EH Europe GmbH (Switzerland)

Chloride Industrial Batteries Ltd.

II-1

SCHEDULE III

Pricing Term Sheet	Filed pursuant to Rule 433
dated as of May 21, 2008	Registration File No. 333-151000
Supplementing the Preliminary
Prospectus Supplements
dated May 19, 2008 and the
Prospectus dated May 19, 2008

EnerSys

Concurrent Offerings of

3,400,000 Shares of Common Stock, par value $0.01 per share

(the “Common Stock Offering”)

and

$150,000,000 aggregate original principal amount of

3.375% Convertible Senior Notes due 2038

(the “Convertible Senior Notes Offering”)

This pricing supplement relates only to the concurrent offerings of common stock and 3.375% Convertible Senior Notes due 2038 and should be read together with (1) the preliminary prospectus supplement, dated May 19, 2008, relating to the Common Stock Offering, including the documents incorporated therein by reference, (2) the preliminary prospectus supplement, dated May 19, 2008, relating to the Convertible Senior Notes Offering, including the documents incorporated therein by reference, and (3) the related base prospectus, dated May 19, 2008, each filed pursuant to Rule 424(b) under the Securities Act, Registration Statement No. 333-151000.

Issuer:	EnerSys, a Delaware corporation

Common stock symbol:	NYSE: “ENS”

Common Stock Offering

Title of Securities:	Common stock, par value $0.01 per share, of the Issuer

Shares Offered and Sold:	3,400,000 (3,740,000 if the underwriters exercise in full their option to purchase additional shares) offered and sold by certain stockholders

Public Offering Price per Share:	$29.00

Convertible Senior Notes Offering

Notes:	3.375% Convertible Senior Notes due 2038

Aggregate Original Principal Amount Offered:	$150,000,000

Over-allotment Option:	$22,500,000

Maturity Date:	June 1, 2038

Interest; Accretion:	3.375% per annum, accruing from the Settlement Date (as defined below) through June 1, 2015; principal accretion at 3.375% per annum thereafter

Interest Payment Dates:	June 1 and December 1 of each year, beginning on December 1, 2008 and ending on June 1, 2015

Contingent Interest:	Beginning with the six-month interest period commencing on June 1, 2015, if the trading price of the Notes for each of the five trading days ending on, and including, the second trading day immediately preceding the first day of the applicable six-month interest period equals or exceeds 130% of the accreted principal amount of the Notes, the Issuer will pay contingent interest equal to 0.40% of the average trading price of $1,000 original principal amount of the Notes during such five trading day period.

Initial Price to Public:	100.0% of the principal amount of the Notes

Net Proceeds, before Expenses, to Issuer after Underwriting Discount:	97.5%

Conversion Premium:	Approximately 40% above the Public Offering Price Per Share in the Common Stock Offering

Conversion Price:	Approximately $40.60 per share of Issuer’s common stock, subject to adjustment

Conversion Rate:	24.6305 shares of Issuer’s common stock per $1,000 in original principal amount of Notes, subject to adjustment

Last Reported Sale Price per Share of the Common Stock on the New York Stock Exchange as of May 21, 2008:	$30.19

Optional Redemption:	Beginning on June 6, 2015, the Issuer may redeem any or all of the outstanding Notes (except for any Notes that the Issuer is required to repurchase as described below opposite the captions “Optional Put by the Holders” and “Fundamental Change Repurchase Right”), for cash at a redemption price equal to 100% of the accreted principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any.

Optional Put by the Holders:	Holders may require the Issuer to repurchase all or part of their Notes on June 1, 2015, June 1, 2018, June 1, 2023, June 1, 2028 and June 1, 2033, provided such holder has properly delivered and not withdrawn a written repurchase notice with respect to such Notes, at a repurchase price equal to 100% of the accreted principal amount of the Notes being repurchased, plus accrued and unpaid interest, if any.

Fundamental Change Repurchase Right:	If a “fundamental change” occurs at any time, each holder of Notes will have the right, at its option, to require the Issuer to repurchase in cash all of such holder’s Notes, or any portion of the original principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on a date (the “fundamental change repurchase date”) of the Issuer’s choosing that is not less than 15 nor more than 35 days after the date of the “fundamental change repurchase right notice,” at a repurchase price equal to 100% of the accreted principal amount of the Notes to be repurchased plus accrued and unpaid interest to, but not including, the fundamental change repurchase date.

Use of Proceeds:

The Issuer estimates that the net proceeds from this offering, after deducting estimated fees and expenses and the underwriters’ discounts and commissions, will be approximately $145.8 million (approximately $167.7 million if the underwriters exercise their over-allotment option to purchase additional Notes in full).

The Issuer intends to use the net proceeds of this offering (including any proceeds the Issuer receives if the underwriters exercise their overallotment option) to pay down outstanding indebtedness under the Issuer’s existing senior secured term loan B, under which $351.4 million in principal amount was outstanding as of May 16, 2008, and which bears interest at a floating rate and matures on March 17, 2011.

Joint Book-Running Managers:	Goldman, Sachs & Co. Banc of America Securities LLC

Co-Managers:	Wachovia Capital Markets, LLC PNC Capital Markets LLC

Pricing Date:	May 21, 2008

Trade Date:	May 22, 2008

Settlement Date:	May 28, 2008

Listing:	None

CUSIP / ISIN:	29275Y AA0 / US29275YAA01

Comparable Yield:	The Issuer has determined that the comparable yield for the Notes is 8.50%, compounded semi-annually.

Adjustment to Conversion Rate Upon a Make-Whole Fundamental Change:	The following table sets forth the adjustments to the conversion rate, expressed as a number of additional shares by which the conversion rate will be increased per $1,000 in original principal amount of the Notes, in connection with a make-whole fundamental change:

	Make-Whole Reference Date
Stock Price	May 28, 2008	June 1, 2009	June 1, 2010	June 1, 2011	June 1, 2012	June 1, 2013	June 1, 2014	June 6, 2015
$29.00	9.8522	9.8522	9.8522	9.8522	9.8522	9.8522	9.8522	9.8522
$ 30.00	9.2954	8.8911	8.7028	8.7028	8.7028	8.7028	8.7028	8.7028
$ 31.00	8.8025	8.3891	8.0321	7.7251	7.6275	7.6275	7.6275	7.6275
$ 32.00	8.3503	7.9298	7.5572	7.2227	6.8920	6.6195	6.6195	6.6195
$ 34.00	7.5514	7.1223	6.7264	6.3492	5.9516	5.5082	4.9981	4.7812
$ 36.00	6.8703	6.4382	6.0280	5.6215	5.1768	4.6560	3.9933	3.1472
$ 40.00	5.7785	5.3524	4.9324	4.4963	4.0012	3.3967	2.5705	0.3695
$ 45.00	4.7745	4.3686	3.9582	3.5199	3.0145	2.3922	1.5442	0.0000
$ 50.00	4.0371	3.6578	3.2692	2.8489	2.3642	1.7740	1.0031	0.0000
$ 60.00	3.0433	2.7201	2.3858	2.0226	1.6102	1.1280	0.5615	0.0000
$ 75.00	2.1812	1.9301	1.6706	1.3909	1.0822	0.7392	0.3712	0.0000
$ 90.00	1.6739	1.4762	1.2730	1.0556	0.8201	0.5642	0.2922	0.0000
$ 120.00	1.1035	0.9736	0.8410	0.7002	0.5489	0.3840	0.2031	0.0000
$ 150.00	0.7885	0.6973	0.6047	0.5062	0.4000	0.2823	0.1503	0.0000
$ 200.00	0.4903	0.4347	0.3789	0.3193	0.2546	0.1814	0.0974	0.0000
$ 250.00	0.3207	0.2844	0.2484	0.2100	0.1686	0.1212	0.0657	0.0000

The exact stock prices and make-whole reference dates may not be set forth in the table above, in which case:

•

If the stock price is between two stock price amounts in the table or the make-whole reference date is between two dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year.

•	If the stock price is greater than $250.00 per share, subject to adjustment, no additional shares will be added to the conversion rate.

•	If the stock price is less than $29.00 per share, subject to adjustment, no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate exceed 34.4827 shares of common stock per $1,000 in original principal amount of Notes, subject to adjustments in the same manner as the conversion rate as set forth under “Description of the Notes—Conversion Rights—Conversion Rate Adjustments” in the preliminary prospectus supplement.

Accreted Principal for the Notes:	The following table sets forth the accreted principal amounts for the Notes as of the specified dates during the period from June 1, 2015 through the maturity date:

Date	Accreted Principal Amount
June 1, 2015	$1,000.00
December 1, 2015	$1,016.88
June 1, 2016	$1,034.03
December 1, 2016	$1,051.48
June 1, 2017	$1,069.23
December 1, 2017	$1,087.27
June 1, 2018	$1,105.62
December 1, 2018	$1,124.28
June 1, 2019	$1,143.25
December 1, 2019	$1,162.54
June 1, 2020	$1,182.16
December 1, 2020	$1,202.11
June 1, 2021	$1,222.39
December 1, 2021	$1,243.02
June 1, 2022	$1,264.00
December 1, 2022	$1,285.33
June 1, 2023	$1,307.02
December 1, 2023	$1,329.07
June 1, 2024	$1,351.50
December 1, 2024	$1,374.31
June 1, 2025	$1,397.50
December 1, 2025	$1,421.08
June 1, 2026	$1,445.06
December 1, 2026	$1,469.45
June 1, 2027	$1,494.24
December 1, 2027	$1,519.46
June 1, 2028	$1,545.10
December 1, 2028	$1,571.17
June 1, 2029	$1,597.69
December 1, 2029	$1,624.65
June 1, 2030	$1,652.06
December 1, 2030	$1,679.94
June 1, 2031	$1,708.29
December 1, 2031	$1,737.12
June 1, 2032	$1,766.43
December 1, 2032	$1,796.24
June 1, 2033	$1,826.55
December 1, 2033	$1,857.38
June 1, 2034	$1,888.72
December 1, 2034	$1,920.59
June 1, 2035	$1,953.00
December 1, 2035	$1,985.96
June 1, 2036	$2,019.47
December 1, 2036	$2,053.55
June 1, 2037	$2,088.20
December 1, 2037	$2,123.44
June 1, 2038	$2,159.28

The accreted principal amount of a note between the dates listed above will include an amount reflecting the additional principal accretion that has accrued as of such date since the immediately preceding date in the table.

The Issuer has filed a registration statement (including a prospectus dated as of May 19, 2008 and preliminary prospectus supplements dated May 19, 2008) with the Securities and Exchange Commission, or SEC, for the offerings to which this communication relates. Before you invest, you should read the relevant preliminary prospectus supplement, the accompanying prospectus and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and the offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, copies may be obtained by calling Goldman, Sachs & Co. toll-free at 866-471-2526 or by mail to Banc of America Securities LLC, Capital Markets Operations, 100 West 33rd Street, 3rd Floor, New York, NY 10001.

This communication should be read in conjunction with the preliminary prospectus supplements dated May 19, 2008 and the accompanying prospectus. The information in this communication supersedes the information in the relevant preliminary prospectus supplement and the accompanying prospectus to the extent inconsistent with the information in such preliminary prospectus supplement and the accompanying prospectus.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.